THIS DEBENTURE AND ATTACHED WARRANTS, AND THE SECURITIES INTO WHICH THE WARRANTS ARE CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REIGSTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

BRIDGE LOAN AGREEMENT

0% Debenture

Dated August 29, 2008

$650,000.00

This Bridge Loan is issued by ECOtality, Inc., a Nevada corporation (the "Company"), to Donald Karner and Kathryn Forbes, each an individual person (together with their permitted successors and assigns, collectively referred to herein as the "Holders") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I

Section 1.01 **Principal Amount**. The Holders have agreed to loan the Company, in lawful money of the United States of America the principal sum of Six Hundred Fifty Thousand Dollars (US$650,000.00) (the "Aggregate Principal Amount"), paid to the Company increments ("Installment Amounts"), as follows:

a) The first Installment Amount of One Hundred Thousand Dollars (US$100,000.00) due and payable immediately upon execution of this Bridge Loan Agreement.
b) A second Installment Amount of One Hundred Thousand Dollars (US$100,000.00) will be made by the Holders to the Company on September 11, 2008.
c) The third Installment Amount of Two Hundred and Fifty Thousand Dollars (US$250,000.00) will be made by the Holders on September 26, 2008.
d) The fourth Installment Amount of Two Hundred Thousand Dollars (US$200,000.00) will be made by the Holders to the Company on October 26, 2008, conditioned upon and subject to the Company receiving firm commitments as of such same date for a minimum of Eight Million Dollars (US$8,000,000) in a private placement offering of the Company's common stock, as contemplated in Section 1.04, below. In the event the Company has not received firm commitments for the US$8,000,000 as of October 26, 2008, the Holders shall be under no obligation to deposit the second Installment Amount with the Company.

The above Installment Amounts shall be added to the Aggregate Principal Amount as they are made and shall accrue no (zero) interest and are due and payable on December 15, 2008 (the "Due Date").

Section 1.02 **Fees**. In consideration for this Debenture, the Company agrees to pay to the Holders, on or before the Due Date, the sum of Forty Five Thousand Dollars (US$45,000.00), plus any legal fees the Holders may incur in reviewing and approving this Debenture (collectively, the "Loan Fee").

Section 1.03 **Prepayment**. The Company may prepay this Debenture in whole or in part on any date without premium or penalty. No partial prepayment shall extend or postpone the due date of any subsequent payment, unless Holders shall otherwise first agree in writing. Holders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments to any portion of the indebtedness evidenced by the provisions of this Debenture.

Section 1.04 **Automatic Prepay**. At the closing of private placement offering that nets the Company a minimum of Five Million Dollars (US$5,000,000.00) (the "Financing") by the Company (the closing of the Financing shall be referred to herein as a "Triggering Event") (the term "closing" shall mean the date the Company receives at least US$5,000,000.00 from the Financing), all of the Aggregate Principal Amount of this Debenture and Loan Fee (the "Repayment Amount") shall automatically, and without further action by the Company or Holders, be due and payable to Holders by the Company. Upon the occurrence of a Triggering Event, the Company shall, within five (5) business days, deliver to Holders the Repayment Amount.

ARTICLE II

Section 2.01 **Security**. The Company shall have duly authorized, executed, and delivered to the Holders a security agreement in the form attached hereto as Exhibit A (the "Security Agreement") to secure the repayment of this Debenture and granting the Holders a continuing security interest in all presently existing and hereafter recorded accounts receivables of the Company.

ARTICLE III

Section 3.01 **Amendments and Waiver of Default**. This Debenture may not be amended without the consent of the Holders. Notwithstanding the above, without the consent of the Holders, the Debenture may be amended by the Company to cure any ambiguity, defect or inconsistency, to provide assumption of the Company's obligations to the Holders or to make any change that does not adversely affect the rights of the Holders.

ARTICLE IV

Section 4.01 **Maturity Date**. Unless this Debenture is earlier accelerated pursuant to the terms hereof, this Debenture and all accrued Interest thereon shall be due and payable in full on the earlier of the Due Date or the closing date of the Financing. In the event that the Financing is not closed by December 15, 2008, the Holders may, at the Holders option, extend the Due Date on such terms and conditions as determined by the Holders in its sole discretion.

Section 4.02 **Events of Default**. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder by the date of maturity of this Debenture; (b) failure by the Company for five (5) days after notice to it to comply with any of its other agreements in the Debenture; (c) events of bankruptcy or insolvency; (d) a breach of any representation, warranty, covenant or other provision of this Debenture, which, if capable of being cured, is not cured within three days following notice thereof to the Company. Upon the occurrence of an Event of Default, Holders are required to provide the Company with written notice of its belief an Event of Default has occurred.

Section 4.03 **Effect of Default**. Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Holders may elect, in their sole discretion, by written notice delivered to the Company, to take any or all of the following actions: (i) declare this Agreement terminated and the outstanding amounts under the Debenture to be forthwith due and payable, whereupon the entire unpaid Aggregate Principal Amount, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Debenture to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default. In addition, during the occurrence of any Event of Default, the Company shall not pay make any payment on any other outstanding indebtedness

of the Company (other than indebtedness of the Company to which the Holders have agreed in writing to subordinate this Agreement and the Debenture hereunder, including, but not limited to the Prior Security Agreement as referenced in Paragraph 6(d) of the Security Agreement attached hereto as Exhibit A).

ARTICLE V

Section 5.01 **Notice**. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company: ECOtality, Inc.
6821 E. Thomas Road
Scottsdale, Arizona 85251

If to the Holders: Donald Karner and Kathryn Forbes
430 South 2nd Avenue
Phoenix, Arizona 85003

Section 5.02 **Governing Law**. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Arizona without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the appropriate court sitting in the State of Arizona, county of Maricopa, in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 5.03 **Severability**. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 5.04 **Entire Agreement and Amendments**. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

Section 5.05 **Counterparts**. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

Section 5.06 **Successors and Assigns**. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. This Agreement may be assigned solely by the Holders.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Debenture as of the date first written above.

ECOTALITY, INC.

Signed: [signature]

Print: Jonathan Read

Title: CEO